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                                                                Exhibit 10.15
                                   August 1, 1994





Mr. Gordon Hess
2101 Pacific Avenue, #301
San Francisco, CA 94115

     RE:  SEPARATION AGREEMENT

Dear Gordon:

     This letter, upon your signature, will constitute the agreement between you and Grubb & Ellis Company and all of its subsidiaries, divisions, regions and related entities (collectively "Grubb & Ellis" or the "Company") on the terms of your separation from employment with the Company (the "Agreement").

     1. Effective July 11, 1994 you commenced an unpaid leave of absence from Grubb & Ellis of up to four months, or through November 11, 1994. During the period of time you are on leave, you will remain a Grubb & Ellis employee and will not have a break in service. However, effective July 11, 1994 you are no longer an officer of Grubb & Ellis and this letter constitutes your resignation as an officer and/or director of Grubb & Ellis Company and all subsidiaries and related entities effective July 8, 1994. While you are on leave, Grubb & Ellis will continue to make company contributions towards your participation in the group insurance program. You will not earn paid sick leave or paid vacation benefits while you are on leave. Unless you elect to terminate your employment with Grubb & Ellis prior to November 11, 1994, or unless Grubb & Ellis and you subsequently agree that you will be employed with Grubb & Ellis in some capacity on or prior to November 11, 1994, then your employment will terminate with Grubb & Ellis and all subsidiaries and related entities effective at the end of the work day on November 11, 1994. You understand that, as of November 11, 1994 or, if you elect to terminate your employment with Grubb & Ellis earlier than November 11,1994, then on the date you elect to terminate your employment with Grubb & Ellis prior to November 11, 1994, you will no longer be covered by or eligible for any benefits under any Company employee benefit plans.

     2. You will be paid your earned salary and accrued vacation pay as indicated in the attached copy of a Personnel Action Notice, and any payments due you under the Managers' Incentive Program, less withholding taxes and customary payroll deductions, through the effective date of your employment's termination, except that you will not receive any salary while you are on your unpaid leave of absence. Your accrued and unused vacation benefits total








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287.92 hours and payment for same, less applicable withholding taxes will be made to you upon your termination of employment with Grubb & Ellis.

     3. You will receive by separate cover information regarding your rights to health insurance continuation and any 401(k) PLUS benefits. To the extent that you have such rights, nothing in this Agreement will impair those rights.

     4. You will immediately return to Grubb & Ellis any information you have about the Company's practices, procedures, trade secrets, client lists, or marketing of the Company's services.

     5.   a)   Although you are not otherwise entitled to it by the standard termination policy of the Company, in consideration of your acceptance of this Agreement, after the "effective date" of this Agreement as defined in paragraph 9 below, and upon your execution of the release attached herein as Exhibit A on or after your employment with Grubb & Ellis terminates as provided in this Agreement, the Company will provide you with benefits in the form of the continuation of your current monthly base salary each month for seven months, commencing the earlier to occur of (i) your election to terminate employment with Grubb & Ellis prior to November 11, 1994 or (ii) November 11, 1994, less withholding taxes and customary payroll deductions. If you should continue as an employee with Grubb & Ellis before, on or after November 11, 1994, or if you should become either reemployed by the Company or employed by a Competitor of the Company within seven months after the termination of your employment, the payments set forth in this paragraph shall cease. If you should enter into a consulting agreement with Grubb & Ellis, the payments set forth in this paragraph shall not cease. "Competitor of the Company" shall mean any person that is, or has an affiliate that is, engaged in the business of providing real estate services to the public at large including real estate brokerage, mortgage brokerage, real estate property or facilities management, real estate asset management, real estate appraisal and consulting and real estate advisory services and has together with all affiliates thereof, annual revenues derived from such activities for the most recently completed fiscal year in excess of either (i) $1.5 million in any of the 25 largest standard metropolitan statistical areas of the United States in which the Company does business or
(ii) $20 million nationally.

          b) You acknowledge that Grubb & Ellis has made no representations to you about the tax consequences of the above payments. You are advised to obtain independent tax advice.

     6. You waive and release and promise never to assert any and all claims of any and every kind, in law or equity, known or unknown, direct and indirect, of any nature whatsoever, from the beginning of time to the date hereof, that you have or might have against Grubb & Ellis Company and its predecessors, subsidiaries, affiliates, associates, owners, divisions,



                                          2


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representatives, related entities, officers, directors, shareholders, agents, partners, insurers, employee benefit plans (and their trustees, administrators and other fiduciaries), attorneys, employees, successors, heirs, or assigns, and all persons acting by, through, under or in connection with them or any of them, arising from or related to your employment with the Company and/or the termination of your employment with the Company.

     These claims include, but are not limited to, claims arising under federal, state and local statutory or common law or ordinance, such as the Age Discrimination in Employment Act, as amended, Title VII of the Civil Rights Act of 1964, as amended, the Equal Pay Act of 1963, as amended, the Civil Rights Act of 1866, as amended, the law of contract and tort, and any other laws and regulations relating to employment, or employment discrimination and/or the payment of wages, vacation pay or benefits.

     You also waive and release and promise never to assert any such claims, even if you do not believe that you have such claims. Therefore, you waive any statutory rights to limit releases to known claims, including any and all rights and benefits conferred upon you by the provisions of Section 1542 of the Civil Code of the State of California, which states as follows:

    A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

     7. You will not, unless required or otherwise permitted by law, disclose to others any information regarding the following:

          a. Any non-public information regarding the Company's practices, procedures, trade secrets, client lists, or product marketing of the Company's services, except that you may disclose this information to your attorney in order for your attorney to render professional services to you. You will instruct your attorney, however, to maintain the confidentiality of this information just as you must, and you and your attorney will remain liable for any breach of such confidence by your attorney.

          b. The terms of this Agreement, the benefits being paid under it or the fact of its payment, except that you may disclose this information to your attorney, accountant or other professional advisor to whom you must make the disclosure in order for them to render professional services to you, and to members of your immediate family. You will instruct them, however, to maintain the confidentiality of this information just as you must.

     8. In the event that you breach any of your obligations under this Agreement or as otherwise imposed by the law, the Company will be entitled to recover the benefits paid under the agreement and to obtain all other relief provided by law and equity. This Agreement will be governed by the law of the State of California.


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     9.   The following is required by the Older Workers Benefit Protection Act:
     You have up to 21 days from the date you receive this letter to accept the terms of this Agreement, although you may accept it at any time within those 21 days. You are advised to consult an attorney about the Agreement.

     To accept the Agreement, please date and sign this Agreement and return it to me either by personal delivery or by mail at Grubb & Ellis Company, One Montgomery Street, San Francisco, CA 94104. (An extra original for your files is enclosed.) Once you do so, you will still have an additional 7 days after signing in which to revoke your acceptance. To revoke, you must send me a written statement of revocation. If you do not revoke, the eighth day after the date of your acceptance will be the "effective date" of the Agreement.

     10. This Agreement represents the sole and entire agreement between the parties herein and supersedes any and all previous verbal or written promises or agreements, negotiations and discussions, if any, between you and the Company with respect to the subject matter it contains, and shall not be terminated or altered except in writing by you and a duly authorized representative of Grubb & Ellis Company.



     11. This Agreement shall not be binding on the Company unless and until it is signed and returned to Grubb & Ellis as provided above. Nothing in this Agreement shall constitute an admission of liability or wrongdoing by the Company.


Dated: August 1, 1994                   GRUBB & ELLIS COMPANY




                              By: /s/ Robert J. Walner
                                   ----------------------
                                   Robert J. Walner,
                                  Senior Vice President and General Counsel


     By signing this letter, I acknowledge that I have had the opportunity to review this Separation Agreement carefully with an attorney of my choice; that I understand the terms of the agreement; and that I voluntarily agree to them.

Dated:  8/1, 1994.




                                   /s/ Gordon Hess
                                    -------------------------
                                    Gordon Hess


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State of California           )
                              )
County of San Francisco       )


On this 1st day of August 1994, before me,

/s/ M.E. Boyd, the undersigned
Notary Public, personally appeared



/s/ Godon M. Hess
[x]  personally known to me

[ ]  proved to me on the basis of satisfactory evidence to be the person(s) who
executed the within instrument as                             or on behalf of
the corporation therein named, and acknowledged to me that the corporation executed it.

WITNESS my hand and official seal.




M.E. BOYD
COMM # 1004196
NOTARY PUBLIC
CALIFORNIA
SAN FRANCISCO COUNTY
EXPIRES SEPT. 6, 1997

/s/ M E Boyd







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                                      EXHIBIT "A"

                                TO AGREEMENT BETWEEN

                        GORDON HESS AND GRUBB & ELLIS COMPANY

                                DATED AUGUST 1, 1994



     I hereby waive and release and promise never to assert any and all claims of any and every kind, in law or equity, known or unknown, direct and indirect, of any nature whatsoever, from the beginning of time to the date hereof, that I have or might have against Grubb & Ellis Company and its predecessors, subsidiaries, affiliates, associates, owners, divisions, representatives, related entities, officers, directors, shareholders, agents, partners, insurers, employee benefit plans (and their trustees, administrators and other fiduciaries), attorneys, employees, successors, heirs, or assigns, and all persons acting by, through, under or in connection with them or any of them (collectively hereinafter referred to as "Grubb & Ellis"), arising from or related to my employment with Grubb & Ellis and/or the termination of my employment with Grubb & Ellis.

     These claims include, but are not limited to, claims arising under federal, state and local statutory or common law or ordinance, such as the Age Discrimination in Employment Act, as amended, Title VII of the Civil Rights Act of 1964, as amended, the Equal Pay Act of 1963, as amended, the Civil Rights Act of 1866, as amended, the law of contract and tort, and any other laws and regulations relating to employment, or employment discrimination and/or the payment of wages, vacation pay or benefits.

     I also waive and release and promise never to assert any such claims, even if I do not believe that I have such claims. Therefore, I waive any statutory rights to limit releases to known claims, including any and all rights and benefits conferred upon me by the provisions of Section 1542 of the Civil Code of the State of California, which states as follows:

     A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

Dated: September 15, 1994.



                                   /s/ Gordon Hess
                                   ------------------------
                                   Gordon Hess

State of California           )
                              )
County of San Francisco       )


On this 13th day of September 1994, before me,

/s/ M.E. Boyd,






the undersigned Notary Public, personally appeared


/s/ Godon M. Hess
[x]  personally known to me

[ ]  proved to me on the basis of satisfactory evidence to be the person(s) who
executed the within instrument as                             or on behalf of
the corporation therein named, and acknowledged to me that the corporation executed it.

WITNESS my hand and official seal.




M.E. BOYD
COMM # 1004196
NOTARY PUBLIC
CALIFORNIA
SAN FRANCISCO COUNTY
EXPIRES SEPT. 6, 1997

/s/ M E Boyd